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                                                   Exhibit (i)(1)


                       SEWARD & KISSEL LLP
                     ONE BATTERY PARK PLAZA
                       NEW YORK, NY 10004

                    Telephone: (212) 574-1200
                    Facsimile: (212) 480-8421
                         www.sewkis.com

                                                   April 29, 1999



Alliance Variable Products Series Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

         We have acted as counsel for Alliance Variable Products Series Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration of an indefinite number of shares of the Companys common stock, par value $.001 per share (the "Common Stock"), under the Securities Act of 1933, as amended. The Common Stock is divided into nineteen portfolios of two classes each.

         As counsel for the Company, we have participated in the preparation of Post-Effective Amendment No. 27 to the Companys Registration Statement on Form N-1A relating to such shares (File Nos. 33-18647 and 811-5398) (the "Registration Statement"). We have examined the Charter and By-Laws of the Company and have relied upon a certificate of an Assistant Secretary of the Company certifying the resolutions of the Board of Directors of the Company authorizing the issuance of shares of the classes and portfolios of Common Stock. We have also examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

         Based on such examination, we are of the opinion that the shares of Common Stock of the Company to be offered for sale pursuant to the Registration Statement are, to the extent of the number of shares of each relevant class and portfolio authorized to be issued by the Company in its Charter, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable shares of Common Stock of the Company under the laws of the State of Maryland.



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         As to matters of Maryland law relevant to the foregoing
opinion, we have relied on the opinion of Venable, Baetjer and Howard, LLP of Baltimore, Maryland, dated April 29, 1999, a copy of which is included in the Registration Statement as Exhibit
(i)(2).

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Statements of Additional Information included therein.

                                   Very truly yours,


                                   /s/ Seward & Kissel LLP





































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